EXHIBIT 99.1

[Gentiva Health Services logo]
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PRESS RELEASE

FINANCIAL AND INVESTOR CONTACT:
John R. Potapchuk
631-501-7035
john.potapchuk@gentiva.com
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MEDIA CONTACT:
David Fluhrer
631-501-7102
516-589-0778
david.fluhrer@gentiva.com
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FOR IMMEDIATE RELEASE
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          GENTIVA(R) HEALTH SERVICES TO ACQUIRE THE HEALTHFIELD GROUP,
   A LEADING HOMECARE AND HOSPICE PROVIDER, FOR $454 MILLION IN CASH AND STOCK

            Gentiva to Discuss Transaction on Special Conference Call
                   Scheduled for 10:00 am ET, January 5, 2006

Melville, NY, January 5, 2006 -- Gentiva Health Services, Inc. (NASDAQ: GTIV), the nation's largest provider of comprehensive home health services, announced today that it has entered into an agreement to acquire The Healthfield Group, Inc. - a leading provider of home healthcare and hospice with approximately 130 locations primarily in eight southeastern states -- for $454 million in cash and stock, excluding transaction costs and subject to post-closing adjustments.

         Gentiva will discuss the transaction during a special conference call for investors and other interested parties today, January 5, 2006, at 10:00 a.m. ET. Details regarding call participation are included below.

         The purchase price consists of shares of Gentiva common stock with a value of approximately $55 million and approximately $399 million in cash, a portion of which will be used to refinance Healthfield's existing net indebtedness. Gentiva has received a fully underwritten financing commitment from Lehman Brothers Inc. to provide funding for the acquisition. The transaction, which is subject to Hart-Scott-Rodino review, is expected to close in the first quarter of 2006.

         Healthfield's trailing 12-month pro forma unaudited revenues were approximately $291 million through the period ended September 30, 2005. Gentiva anticipates the transaction will be accretive to its fiscal 2006 results and expects to provide additional information when the transaction closes.

         Founded in 1986, Atlanta-based Healthfield operates offices in Alabama, Florida, Georgia, Michigan, North Carolina, South Carolina, Tennessee, Virginia and West Virginia. The combination would significantly increase Gentiva's ability to serve the home healthcare market in Alabama, Georgia North Carolina and Tennessee, and establish a presence in South Carolina. Healthfield also offers a complete range of durable medical and respiratory equipment, and infusion therapy services.

         "This transaction is a turning point for Gentiva as we will cross the billion-dollar mark in net revenues and fuel our platform for growth in complementary businesses serving an aging population," said Chairman and CEO Ron Malone. "Our combination with Healthfield will substantially extend our industry leadership and our geographic reach in the southeast, and include significant operations in four key states with certificate of need requirements. It will make Gentiva one of the nation's 10 largest hospice providers with a growing platform and the critical mass for expansion. And the transaction brings together two highly compatible organizations who share similar cultures, philosophies, standards of excellence and other attributes fostered by talented management teams and employees. We anticipate a smooth integration and look forward to capitalizing on many new opportunities."

         "Today's announcement is an important milestone, not only for our two companies, but for the homecare patients, referral sources and payers who will ultimately benefit from their relationships with our combined organization," said Rod Windley, Healthfield's Chairman and CEO. "Thanks to the expertise of both organizations and the opportunities this transaction should bring, Gentiva will be in a better position to contribute to - and benefit from -- solutions to our growing national health challenges." Upon the closing, Windley is expected to join Gentiva's Board of Directors and serve as Vice Chairman.

         Gentiva's financial advisor is Lehman Brothers Inc. and its counsel is Weil, Gotshal & Manges LLP.

         INSTRUCTIONS FOR PARTICIPATION IN TODAY'S SPECIAL GENTIVA CONFERENCE
CALL:

       o    EVENT: Gentiva Health Services' Special Conference Call on
                   Healthfield Transaction

       o    DATE AND TIME: Thursday, January 5, 2006, 10:00 a.m. ET

       o INSTRUCTIONS: United States, Canada and international: Call (612) 332-0932

       o    WEB CAST URL: http://www.gentiva.com/investors/FinancialEvents.asp
                          ----------------------------------------------------

       o REPLAY: A replay of the call will be available on January 5, beginning at 1:30 p.m. ET, and will remain available continuously through January 12. To listen to a replay of the call, dial (800) 475-6701 and enter the following code at the prompt: 813041. To listen to a replay of the call outside the United States, dial
            (320) 365-3844 and enter the same code following the prompt. To access the web cast archive, log onto http://www.gentiva.com/investors/FinancialEvents.asp
            ----------------------------------------------------

       o INVESTOR PRESENTATION MATERIAL: Representatives of Gentiva will have meetings or discussions from time to time with investors and analysts regarding the proposed transaction. Presentation material will be posted January 5, 2006 on Gentiva's web site in the investor relations section (http://www.gentiva.com/investors).
                                            ---------------------------------

ABOUT GENTIVA HEALTH SERVICES, INC.

Gentiva Health Services, Inc. is the nation's largest provider of comprehensive home health services. Gentiva serves patients through more than 350 direct service delivery units within approximately 250 locations in 35 states, and through CareCentrix(R), which manages home healthcare services for many major managed care organizations throughout the United States and delivers them in all 50 states through a network of more than 2,500 third-party provider locations, as well as Gentiva locations. The Company is a single source for skilled nursing; physical, occupational, speech and neurorehabilitation services; social work; nutrition; disease management education; and help with daily living activities, as well as other therapies and services. Gentiva's revenues are generated from commercial insurance, federal and state government programs and individual consumers. For more information, visit Gentiva's web site, www.gentiva.com, and its investor relations section at http://www.gentiva.com/investor.

FORWARD-LOOKING STATEMENT

Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects," "assumes," "trends" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the Company's ability to consummate the acquisition of The Healthfield Group, Inc., to successfully integrate its operations, and to achieve expected synergies and operating efficiencies in the acquisition, in each case, within expected time-frames or at all; the Company's ability to obtain financing and regulatory approvals required to complete the acquisition on the terms expected or within expected time-frames; revenues may be lower than expected following the acquisition; difficulties in maintaining relationships with employees, customers, or suppliers may be greater than expected following the acquisition; general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for health care reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets the Company operates in; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payer sources; ability of customers to pay for services; business disruption due to natural disasters or terrorist acts; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies. For a detailed discussion of certain of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "risk factors" section contained in the Company's annual report on Form 10-K, as amended, for the year ended January 2, 2005.

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